For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2008 Second Quarter Results
Adjusted EBITDA for Continuing Operations Rose 17.9 Percent,
Corporate Overhead Reduced $2.2 million in Quarter
          ATLANTA, Ga., August 5, 2008—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reported results for the 2008 second quarter ended June 30, 2008.
          The company will host a 10 a.m. E.T. conference call today to discuss results.
          The “35 continuing operations hotels” comprise those Lodgian properties that are not held for sale as of June 30, 2008. A list of properties included in both continuing operations and held for sale is attached to this release.
Second Quarter 2008 Highlights for 35 Continuing Operations hotels
•	Achieved a 0.3 percent improvement in revenue per available room (RevPAR) in the second quarter of 2008 compared to 2007 second quarter, despite the displacement caused by five renovations ongoing in the quarter.

•	Increased total revenue 0.3 percent, from $66.7 million in the 2007 second quarter to $66.9 million in the second quarter of 2008.

•	Increased Adjusted EBITDA (defined below) from $15.6 million to $18.4 million, a 17.9 percent improvement.
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•	Improved Adjusted EBITDA margin from 23.4 percent in 2007 second quarter to 27.5 percent in 2008 second quarter.

•	Completed renovation work at the Marriott Denver International Airport and continued renovation projects at four other hotels.
Statistics for 35 Continuing Operations Hotels

	2Q	2Q
	2008*	2007*	% Change

Rooms revenue	$49,364	$49,224	0.3%
RevPAR	$81.48	$81.27	0.3%
Total revenue	$66,906	$66,678	0.3%
Income/(loss)	$284	$142	100.0%

EBITDA	$12,796	$12,105	5.7%
Adjusted EBITDA (defined below)	$18,376	$15,590	17.9%
Consolidated Financial Results

Income/(loss) from continuing operations	$284	$142	100.0%
Income/(loss) from discontinued operations	$6,083	$(405)	n/m
Net income/(loss) attributable to common stock	$6,367	$(263)	n/m
Net income/(loss) per share attributable to common stock	$0.29	$(0.01)	n/m

*	Dollars in thousands except for RevPAR and per share data
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; casualty (gains)/losses, net, for properties damaged by hurricane, fire or flood; gain/loss on extinguishment of debt; and proceeds arising from business interruption insurance claims.
Corporate Highlights:
•	Completed approved stock repurchase plan during April 2008 ($30 million in 2007/2008); outstanding shares reduced by 10 percent as a result.
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•	Approved and initiated a further stock repurchase of up to $10 million before April 15, 2009; approximately 172,000 shares re-purchased under this authority as of June 30, 2008.

•	Sold two hotels for gross proceeds of $8.1 million, with net proceeds of $7.7 million used for general corporate purposes.

•	Received $6.1 million in final settlement from insurer, bringing the total received to $10.1 million, for damages sustained by Marietta Holiday Inn in January 2006, of which $5.5 million was used to release the hotel from mortgage debt; hotel subsequently re-classified as held for sale during the 2008 second quarter.
Second Quarter 2008 Results
          Second quarter 2008 total revenue for 35 continuing operations hotels improved 0.3 percent to $66.9 million, compared to the same period in 2007. During the quarter, the displacement of total revenue resulting from renovations at five properties was $0.6 million. Income from continuing operations was $0.3 million, compared to $0.1 million in the 2007 second quarter.
          Net income attributable to common shares was $6.4 million, or $0.29 per diluted share, compared to a net loss of $(0.3) million, or $(0.01) per diluted share in the 2007 second quarter.
          EBITDA from 35 continuing operations hotels improved $0.7 million, or 5.7 percent, to $12.8 million compared to the prior year. Adjusted EBITDA for the same group of properties increased 17.9 percent, from $15.6 million in the second quarter of 2007 to $18.4 million in the 2008 second quarter, primarily due to a $2.2 million decrease in corporate overhead.
Management Comments
          “Considering the current state of the industry and the economy in general, our continuing operations hotels had a positive second quarter, with RevPAR up 0.3 percent compared to the
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second quarter of last year,” said Peter Cyrus, Lodgian interim president and chief executive officer. “For the quarter, RevPAR for the 28 continuing operations hotels not under renovation in either the 2007 or 2008 second quarter increased 1.3 percent, compared to the second quarter 2008 industry average of 1.2 percent, according to Smith Travel Research. Our hotels not under renovation also increased their RevPAR index over the competitive hotels by 1.0 percent in the quarter. A reduction of $2.2 million in overhead costs, largely driven by our corporate restructure completed in August 2007, had a significant impact on results for the quarter.”
          Adjusted EBITDA margins for the 35 continuing operations hotels improved 410 basis points to 27.5 percent during the second quarter of 2008 compared to 2007, primarily driven by the decrease in corporate overhead.
Asset Disposition Program
          During the first quarter of this year, the company announced and commenced a program to further reposition its portfolio. A total of nine properties were identified for sale, with two hotels remaining as held for sale from those properties announced in the 2006 fourth quarter. During the 2008 second quarter, the former Holiday Inn Marietta, Ga. was reclassified as held for sale. Additionally, the Crowne Plaza Worcester, Mass. was reclassified from held for sale to continuing operations during the 2008 second quarter. An impairment charge of $4.8 million was recordrd, which is included in continuing operations.
          Two hotels were sold during the quarter, the 158-room Holiday Inn Frederick, Md. and the 156-room former Holiday Inn St. Paul/Arden Hills, Minn. Aggregate gross proceeds were
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$8.1 million, with net proceeds of $7.7 million used for general corporate purposes, including capital expenditures and share repurchases.
          As of June 30, 2008, a total of nine properties were classified as held for sale. The company previously disclosed its expectations of receiving aggregate gross proceeds of approximately $94 million to $102 million, inclusive of the $8.1 million received for the two hotels sold during the 2008 second quarter and prior to the two reclassifications that also occurred during the quarter. Given current market conditions, it is difficult for the company to provide updated estimates of gross proceeds from these asset sales at this time. The company will continue to report asset dispositions as they occur.
Balance Sheet Update
          As of June 30, 2008, 37 hotels were encumbered as collateral for various mortgage debt facilities totaling approximately $352 million. A summary of mortgage debt facilities is included in the supplemental information attached to this release. There are no debt maturities requiring refinancing until July 2009.
          “We are beginning to examine the most appropriate and efficient strategies for execution of next summer’s refinancing,” said James MacLennan, executive vice president and chief financial officer. “Our objective continues to be to provide maximum flexibility to the company going forward, as well as to keep our weighted average cost of debt as low as possible. At the end of the second quarter 2008, the company had $45.1 million in cash and restricted cash on its balance sheet, and a further $11.4 million in deposits held by lenders for capital expenditures, providing flexibility as we move forward.”
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          During the second quarter of 2008, Lodgian acquired approximately 172,000 shares of common stock at an average price of $8.51 per share, for a total of approximately $1.5 million, as part of its previously announced plan to repurchase up to $10 million of its common shares over a period ending no later than April 15, 2009. The company has acquired a total of 3,375,877 shares, or approximately 13.7 percent of common stock outstanding prior to initiating the repurchase program in May 2006, for a total cost of approximately $36.2 million as of June 30, 2008.
Conference Call
          Lodgian will hold a conference call to discuss its 2008 second quarter results today, August 5, at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s Web site at www.lodgian.com and click on Investor Relations and then Webcast, Q2 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Tuesday, August 12 by dialing (800) 405-2236, reference number 11117139. A replay of the conference call will be posted on Lodgian’s Web site.
Non-GAAP Financial Measures
          The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
          EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted
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EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
          The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses, gain/loss on extinguishment of debt, and casualty losses or gains related to damage to and insurance recoveries for properties damaged by hurricane, fire or flood.
About Lodgian
          Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently owns and manages a portfolio of 44 hotels with 8,118 rooms located in 23 states and Canada. Of the company’s 44-hotel portfolio, 23 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), three are Hilton brands, and four are affiliated with nationally recognized franchisors including Starwood, Wyndham, and Carlson. Two hotels are independent, unbranded properties, both of which are currently closed and held for sale. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.
Forward-Looking Statements
          This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially.
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The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports, including the company’s annual report on Form 10-K for the year ended December 31, 2007. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$36,367	$54,389
Cash, restricted	8,716	8,363
Accounts receivable (net of allowances: 2008 — $289; 2007 — $323)	10,690	8,794
Insurance receivable	—	2,254
Inventories	3,010	3,097
Prepaid expenses and other current assets	17,004	18,186
Assets held for sale	55,597	8,009

Total current assets	131,384	103,092

Property and equipment, net	448,148	499,986
Deposits for capital expenditures	11,444	16,565
Other assets	3,957	5,087

	$594,933	$624,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,307	$9,692
Other accrued liabilities	25,880	28,336
Advance deposits	2,069	1,683
Insurance advances	—	2,650
Current portion of long-term liabilities	4,400	5,092
Liabilities related to assets held for sale	29,765	961

Total current liabilities	70,421	48,414

Long-term liabilities	321,428	355,728

Total liabilities	391,849	404,142
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 25,071,836 and 25,008,621 issued at June 30, 2008 and December 31, 2007, respectively	251	250
Additional paid-in capital	330,265	329,694
Accumulated deficit	(94,413)	(93,262)
Accumulated other comprehensive income	3,640	4,115
Treasury stock, at cost, 3,420,475 and 1,709,878 shares at June 30, 2008 and December 31, 2007, respectively	(36,659)	(20,209)

Total stockholders’ equity	203,084	220,588

	$594,933	$624,730

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited in thousands, except per share data)
Revenues:
Rooms	$49,364	$49,224	$93,212	$92,045
Food and beverage	15,404	15,323	27,466	27,803
Other	2,138	2,131	4,200	3,799

Total revenues	66,906	66,678	124,878	123,647

Direct operating expenses:
Rooms	12,179	11,725	23,362	22,339
Food and beverage	9,851	9,918	18,670	18,753
Other	1,537	1,462	2,925	2,704

Total direct operating expenses	23,567	23,105	44,957	43,796

	43,339	43,573	79,921	79,851

Other operating expenses:
Other hotel operating costs	17,719	17,603	35,598	34,492
Property and other taxes, insurance, and leases	3,760	4,418	8,112	9,242
Corporate and other	3,484	5,906	9,369	11,569
Casualty gains, net	—	—	—	(1,867)
Depreciation and amortization	7,989	7,098	15,458	14,075
Impairment of long-lived assets	5,580	155	7,721	314

Total other operating expenses	38,532	35,180	76,258	67,825

Operating income	4,807	8,393	3,663	12,026

Other income (expenses):
Interest income and other	276	807	666	1,719
Interest expense	(4,775)	(6,044)	(9,947)	(11,422)
Loss on debt extinguishment	—	(3,330)	—	(3,330)

Income (loss) before income taxes and minority interests	308	(174)	(5,618)	(1,007)
Minority interests (net of taxes, nil)	—	(56)	—	(421)
(Provision) benefit for income taxes — continuing operations	(24)	372	(87)	1,079

Income (loss) from continuing operations	284	142	(5,705)	(349)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	5,986	(248)	4,629	1,961
Benefit (provision) for income taxes — discontinued operations	97	(157)	(75)	(2,032)

Income (loss) from discontinued operations	6,083	(405)	4,554	(71)

Net income (loss) attributable to common stock	$6,367	$(263)	$(1,151)	$(420)

Basic net income (loss) per share attributable to common stock	$0.29	$(0.01)	$(0.05)	$(0.02)

Diluted net income (loss) per share attributable to common stock	$0.29	$(0.01)	$(0.05)	$(0.02)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2008		2007				2006
	Second	First	Fourth	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	(Unaudited in thousands)
Revenues:
Rooms	$49,364	$43,848	$40,730	$46,942	$49,224	$42,821	$39,510	$43,757
Food and beverage	15,404	12,062	14,429	12,857	15,323	12,480	13,670	11,530
Other	2,138	2,062	1,819	2,134	2,131	1,668	1,775	1,836

	66,906	57,972	56,978	61,933	66,678	56,969	54,955	57,123

Direct operating expenses:
Rooms	12,179	11,183	10,497	11,997	11,725	10,614	10,481	11,304
Food and beverage	9,851	8,819	9,054	9,432	9,918	8,835	9,161	8,607
Other	1,537	1,388	1,288	1,512	1,462	1,242	1,275	1,369

	23,567	21,390	20,839	22,941	23,105	20,691	20,917	21,280

	43,339	36,582	36,139	38,992	43,573	36,278	34,038	35,843
Other operating expenses:
Other hotel operating costs	17,719	17,879	16,285	17,847	17,603	16,889	15,433	16,227
Property and other taxes, insurance and leases	3,760	4,352	4,334	4,087	4,418	4,824	4,578	5,008
Corporate and other	3,484	5,885	4,248	5,575	5,906	5,663	4,936	5,586
Casualty (gain) losses, net	—	—	—	—	—	(1,867)	—	(3,085)
Restructuring	—	—	(25)	1,258	—	—	—	—
Depreciation and amortization	7,989	7,469	7,464	7,226	7,098	6,977	6,972	7,070
Impairment of long-lived assets	5,580	2,141	796	512	155	159	147	281

Other operating expenses	38,532	37,726	33,102	36,505	35,180	32,645	32,066	31,087

Operating income (loss)	4,807	(1,144)	3,037	2,487	8,393	3,633	1,972	4,756

Other income (expenses):
Business interruption insurance proceeds	—	—	—	—	—	—	(47)	2,447
Interest income and other	276	390	912	1,312	807	912	651	770
Other interest expense	(4,775)	(5,172)	(5,790)	(5,958)	(6,044)	(5,378)	(5,452)	(5,632)
Loss on debt extinguishment	—	—	—	—	(3,330)	—	—	—

Income (loss) before income taxes and minority interests	308	(5,926)	(1,841)	(2,159)	(174)	(833)	(2,876)	2,341
Minority interests (net of taxes, nil)	—	—	—	—	(56)	(365)	335	100

Income (loss) before income taxes — continuing operations	308	(5,926)	(1,841)	(2,159)	(230)	(1,198)	(2,541)	2,441
(Provision) benefit for income taxes — continuing operations	(24)	(63)	(2,262)	1,027	372	707	(9,154)	(1,314)

Income (loss) from continuing operations	284	(5,989)	(4,103)	(1,132)	142	(491)	(11,695)	1,127

Discontinued operations:
Income (loss) from discontinued operations before income taxes	5,986	(1,357)	(5,824)	1,818	(248)	2,209	(13,527)	(2,034)
Benefit (provision) for income taxes	97	(172)	1,854	(639)	(157)	(1,875)	4,509	1,069

Income (loss) from discontinued operations	6,083	(1,529)	(3,970)	1,179	(405)	334	(9,018)	(965)

Net income (loss) attributable to common stock	$6,367	$(7,518)	$(8,073)	$47	$(263)	$(157)	$(20,713)	$162

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Income/(Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in thousands)		($ in thousands)
Continuing operations:
Income (loss) from continuing operations	$284	$142	$(5,705)	$(349)
Depreciation and amortization	7,989	7,098	15,458	14,075
Interest income	(276)	(807)	(666)	(1,719)
Interest expense	4,775	6,044	9,947	11,422
Provision (benefit) for income taxes	24	(372)	87	(1,079)

EBITDA from continuing operations	$12,796	$12,105	$19,121	$22,350

Adjustments to EBITDA:
Impairment of long-lived assets	$5,580	$155	$7,721	$314
Casualty (gains) losses, net	$—	$—	$—	$(1,867)
(Gain) loss on debt extinguishment	—	3,330	—	3,330

Adjusted EBITDA from continuing operations	$18,376	$15,590	$26,842	$24,127

Lodgian, Inc.
Summary of Mortgage Debt as of June 30, 2008
(in $ thousands)

	Number	Debt	Maturity
	of Hotels	Balance	Date		Interest rate
Mortgage Debt
IXIS	3	$21,127	Mar-09	[1]	LIBOR plus 2.95%, capped at 8.45%
IXIS	1	18,647	Dec-08	[1]	LIBOR plus 2.90%, capped at 8.40%
Goldman Sachs	10	130,000	May-09	[2]	LIBOR plus 1.50%; capped at 8.50%
Merrill Lynch Mortgage Lending, Inc. — Fixed #1	4	40,016	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #3	8	61,106	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #4	7	45,795	Jul-09		6.58%
Wachovia- Pinehurst	1	3,021	Jun-10		5.78%
Wachovia- Phoenix West	1	9,574	Jan-11		6.03%
Wachovia- Palm Desert	1	5,824	Feb-11		6.04%
Wachovia- Worcester	1	16,666	Feb-11		6.04%

Total Mortgage Debt	37	$351,776			5.43	% [3]

[1]-	Two one-year extension options are available beyond the maturity date

[2]-	Three one-year extension options are available beyond the maturity date

[3]-	Annual effective weighted average cost of debt at June 30, 2008.

Lodgian, Inc.
2008 Supplemental Operating Information

Hotel	Room		Three Months Ended June 30,
Count	Count		2008	2007	Increase (Decrease)
35	6,658	All Continuing Operations
		Occupancy	75.4%	73.7%		2.3%
		ADR	$108.00	$110.29	$(2.29)	(2.1)%
		RevPAR	$81.48	$81.27	$0.21	0.3%
		RevPAR Index	100.0%	100.0%		0.0%

28	5,267	Continuing Operations less hotels under renovation in the second quarter 2007 and 2008
		Occupancy	76.4%	74.1%		3.1%
		ADR	$105.97	$107.79	$(1.82)	(1.7)%
		RevPAR	$80.94	$79.89	$1.05	1.3%
		RevPAR Index	99.0%	98.0%		1.0%

12	1,397	Marriott Hotels
		Occupancy	77.8%	76.0%		2.4%
		ADR	$112.51	$114.51	$(2.00)	(1.7)%
		RevPAR	$87.54	$87.02	$0.52	0.6%
		RevPAR Index	111.5%	113.6%		(1.8)%

2	396	Hilton Hotels
		Occupancy	72.7%	72.3%		0.6%
		ADR	$114.69	$114.07	$0.62	0.5%
		RevPAR	$83.42	$82.43	$0.99	1.2%
		RevPAR Index	99.7%	98.8%		0.9%

17	3,990	IHG Hotels
		Occupancy	75.9%	74.4%		2.0%
		ADR	$108.05	$111.03	$(2.98)	(2.7)%
		RevPAR	$82.04	$82.63	$(0.59)	(0.7)%
		RevPAR Index	99.2%	98.8%		0.4%

4	875	Other Brands
		Occupancy	70.7%	67.3%		5.1%
		ADR	$96.74	$97.11	$(0.37)	(0.4)%
		RevPAR	$68.36	$65.37	$2.99	4.6%
		RevPAR Index	84.6%	82.7%		2.3%

Lodgian, Inc.
2008 Supplemental Operating Information

Hotel	Room		Six Months Ended June 30,
Count	Count		2008	2007	Increase (Decrease)
35	6,658	All Continuing Operations
		Occupancy	70.9%	69.4%		2.1%
		ADR	$108.55	$110.10	$(1.55)	(1.4)%
		RevPAR	$76.92	$76.40	$0.52	0.7%
		RevPAR Index	98.9%	97.9%		1.0%

26	4,711	Continuing Operations less hotels under renovation in the first and second quarters 2007 and 2008
		Occupancy	72.5%	70.2%		3.2%
		ADR	$105.48	$106.35	$(0.87)	0.8%
		RevPAR	$76.44	$74.65	$1.79	2.4%
		RevPAR Index	99.2%	96.9%		2.4%

12	1,397	Marriott Hotels
		Occupancy	72.0%	71.0%		1.4%
		ADR	$113.45	$114.58	$(1.13)	(1.0)%
		RevPAR	$81.67	$81.34	$0.33	0.4%
		RevPAR Index	110.8%	113.5%		(2.4)%

2	396	Hilton Hotels
		Occupancy	65.8%	64.4%		2.2%
		ADR	$112.59	$112.97	$(0.38)	(0.3)%
		RevPAR	$74.12	$72.80	$1.32	1.8%
		RevPAR Index	97.5%	94.7%		3.0%

17	3,990	IHG Hotels
		Occupancy	71.4%	70.3%		1.6%
		ADR	$108.35	$109.73	$(1.38)	(1.3)%
		RevPAR	$77.36	$77.12	$0.24	0.3%
		RevPAR Index	98.8%	96.8%		2.1%

4	875	Other Brands
		Occupancy	68.9%	65.0%		6.0%
		ADR	$99.56	$102.82	$(3.26)	(3.2)%
		RevPAR	$68.60	$66.83	$1.77	2.6%
		RevPAR Index	81.5%	80.4%		1.4%

Lodgian, Inc.
Continuing Operations Hotel Portfolio as of June 30, 2008

Location	Brand	Rooms
Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	299
Phoenix, AZ	Radisson	159
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Worcester, MA	Crowne Plaza	243
Baltimore (BWI Airport), MD	Holiday Inn	260
Baltimore (Inner Harbor), MD	Holiday Inn	375
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	115
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn Select	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	99
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	294

		6,658

Lodgian, Inc.
Assets Held for Sale

Location	Brand	Rooms
Phoenix, AZ	Holiday Inn	144
Frisco, CO	Holiday Inn	217
East Hartford, CT	Holiday Inn	130
Marietta, GA	Independent	193
Glen Burnie, MD	Holiday Inn	127
Towson, MD	Holiday Inn	139
Troy, MI	Hilton	191
Memphis, TN	Independent	105
Windsor, Ontario, Canada	Holiday Inn Select	214